Exhibit 10(j)
THIRD AMENDMENT
TO THE
EATON SUPPLEMENTAL RETIREMENT PLAN

The Eaton Supplemental Retirement Plan, presently maintained under a document effective as January 1, 2013 (the "Plan"), is hereby amended in the respects hereinafter set forth.
1.    Effective January 1, 2024, by substituting the following for Section 3.l(a) of the

Plan:

"(a)    the Eaton Retirement Contribution that would have been made under the ESP on behalf of the Eligible Employee for such payroll period if: (i) the limitations imposed by Sections 40l(a)(l 7) ru1d 415 of the Code did not apply, and (ii) the definition of 'Retirement Compensation' used in the ESP included the Eligible Employee's voluntary deferrals of compensation under the Eaton Corporation Deferred Incentive Compensation Plan II (or its successor) and the portion of base salary that is attributable to service as a member of the Board (defined as the quarterly payments paid through Ireland-based payroll in lieu of U.S. pay), over"

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IN WITNESS WHEREOF, the Retirement and Investment Committee has caused this amendment to be executed at Cleveland, Ohio on this 29 day of December, 2024, by the undersigned duly authorized person.

Retirement and Investment Committee

By:
Title:

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